Exhibit 99.1

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Toptable Holdings Limited

Registered number 6365176

Consolidated financial statements

Year ended 30 June 2010

Contents

Consolidated profit and loss account	3

Consolidated balance sheet	4

Consolidated cash flow statement	5

Notes	6

ABCD

KPMG LLP

15 Canada Square

London

E14 5GL

United Kingdom

Independent Auditors’ Report

The Board of Directors

Toptable Holdings Limited:

We have audited the accompanying consolidated balance sheets of Toptable Holdings Limited and its subsidiary undertakings as of June, 30 2010 and 2009, and the related consolidated profit and loss accounts and cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Toptable Holdings Limited and its subsidiary undertakings as of June, 30 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effects of such differences is presented in note 21 to the consolidated financial statements.

/s/ KPMG LLP
KPMG LLP

December 17, 2010

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Consolidated profit and loss account

for the year ended 30th June

		2010	2009
	Note	£	£

Turnover	1,2	7,164,617	6,630,881

Cost of Sales		(1,330,900)	(1,028,109)

Gross profit		5,833,717	5,602,772

Administrative expenses		(6,069,863)	(5,635,052)

Operating loss		(236,146)	(32,280)

Loss on disposal of fixed assets		(29,537)	—
Interest payable	5	(235,249)	(185,239)
Other interest receivable and similar income	4	5	1,321

Loss from ordinary activities before taxation		(500,927)	(216,198)

Tax on ordinary activities	6	(210,753)	(307,493)

Loss for the financial period		(711,680)	(523,691)

All results are from continuing operations.

The notes on pages 6 to 19 form part of these financial statements.

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Consolidated balance sheet

at 30th June

		2010		2009
	Note	£	£	£	£

Fixed assets
Intangible assets	7		8,240,223		9,367,981
Tangible assets	8		1,044,379		769,377

			9,284,602		10,137,358

Current assets
Debtors	9	1,751,705		1,530,486
Cash at bank and in hand		—		826,195

		1,751,705		2,356,681

Creditors:
Amounts falling due within one year	10	(3,661,383)		(3,154,606)
Bank overdraft		(81,740)		—

		(3,743,123)		(3,154,606)

Net current liabilities			(1,991,418)		(797,925)

Total assets less current liabilities			7,293,184		9,339,433

Creditors: amounts falling due after more than one year	11		(800,000)		(2,178,683)

Net assets			6,493,184		7,160,750

Capital and reserves
Called up share capital	13		8,986,418		8,986,418
Own shares held	13		(733,978)		(733,978)
Profit and loss account	14		(1,759,256)		(1,091,690)

Equity shareholders funds			6,493,184		7,160,750

The notes on pages 6 to 19 form part of these financial statements.

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Consolidated cash flow statement

for the year ended 30th June

		2010	2009
	Note	£	£

Cash inflow from operating activities	15	1,625,573	1,661,767
Returns on investments and servicing of finance	16	(198,069)	(237,087)
Taxation		(317,932)	(110,035)
Capital expenditure and financial investment	16	(817,507)	(634,173)
Acquisitions and disposals	16	(1,000,000)	(1,423,000)

Cash outflow before financing		(707,935)	(742,528)

Financing	16	(200,000)	1,212,083

(Decrease) / Increase in cash in the period		(907,935)	469,555

Reconciliation of net cash flow to movement in net debt

(Decrease) / increase in cash in the period		(907,935)	469,555

Cash outflow from decrease in debt	17	1,150,350	170,837

Change in net debt resulting from cash flows	17	242,415	640,392

Movement in net debt in the period		242,415	640,392
Net debt at the start of the period		(3,352,488)	(3,992,880)

Net debt at the end of the period		(3,110,073)	(3,352,488)

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes

(forming part of the financial statements)

1                     Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the consolidated financial statements.

Basis of preparation

The financial statements have been prepared in accordance with accounting standards applicable in the United Kingdom, and under the historical cost accounting rules.

Going concern

The Company has net current liabilities of £4,950,709 and bank loans outstanding of £2,250,000 at 30 June 2010. The bank loans are repayable on demand and classified as current liabilities in the financial statements following a breach of the Total debt to EBITDA Gearing covenant by the Company on 30 June 2010. Notwithstanding the above, the financial statements have been prepared on the going concern basis, which the directors believe to be appropriate for the following reasons.

On the 8 September 2010, the Company received a letter of waiver from its bank, Barclays Bank Plc, waiving any rights available to it as a result of the above breach. Further, following the acquisition of the Company by its new ultimate parent undertaking, OpenTable, Inc., on the 1 October 2010, the remaining balance of the bank loan was repaid in full and no further amounts remain outstanding at the date of approval of these financial statements.

The Group has in place a £250,000 overdraft facility and has conducted renewal negotiations with the bank following the balance sheet date. A written commitment was received on the 4 November 2010 from the bank that the £250,000 facility has been renewed. The Group’s forecasts and projections, taking account of possible changes in trading performance, show that the Group should be able to operate within the level of this current facility.

In addition, the Company’s new ultimate parent undertaking, OpenTable, Inc., has indicated that for at least 12 months from the date of approval of these financial statements, it will continue to make available such funds as are needed by the Company and in particular will not seek repayment of the amounts currently made available. As with any company placing reliance on other group entities for financial support, the directors acknowledge that there can be no certainty that this support will continue although, at the date of approval of these financial statements, they have no reason to believe that it will not do so.

Based on these indications the directors believe that it remains appropriate to prepare the financial statements on a going concern basis. The financial statements do not include any adjustments that would result from the basis of preparation being inappropriate.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary undertakings (the Group). The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Goodwill

The directors consider each acquisition separately for the purpose of determining the amortisation period of any goodwill that arises. The directors have determined that a period of ten years be suitable to amortise the goodwill associated with the acquisition of Toptable.co.uk Limited as this is the period over which the directors believe the benefit will be received.

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions since 1 January 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life of 10 years.

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

1      Accounting policies (continued)

Turnover

Revenue is recognised for online and group bookings only when the meal has taken place.

Advertising and sponsorship revenue is recognised when the contract is signed and spread over the life of the contract.

Third party brand advertising revenue is recognised over the term of the campaign.

Telephone revenue share is recognised during the month the calls take place.

Turnover arises primarily in the United Kingdom and is shown net of redeemable dining points issued to customers.

Dining incentive programme

The Group operates a Top Rewards scheme whereby points are earned by customers when they make a booking on the toptable.co.uk website. When a certain number of points are obtained, the customer can redeem these for a free meal at participating restaurants. Points expire within one year of the availability of their redemption. The estimated incremental cost of providing the free meal in exchange for redemption of the points earned by customers is accrued at the expected redemption rate as customers accumulate points. The fair value of the points earned is accounted for as a separate identifiable component of a sales transaction and consequently the recognition of revenue for the rewards are deferred until the points are redeemed.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

Tangible fixed assets and depreciation

Depreciation is provided to write off the cost less estimated residual value of tangible fixed assets by equal instalments over their expected useful lives as follows:

Plants and machinery	3 years

Fixtures, fittings and equipment	3 years

Website content	1 year

Website design	3 years

Other website costs	3 years

Leases

Operating lease rentals are charged to the profit and loss account on a straight line basis over the lease term.

Taxation

The charge for taxation is based on the profit or loss for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

1      Accounting policies (continued)

Share based payments

The share option scheme allows employees of toptable.co.uk Limited to acquire shares of the Company. The fair value of options granted is recognised as an employee expense with a corresponding increase in equity. The fair value is measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The fair value of the options granted is measured using an option pricing model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest.

Where the Company grants options over its own shares to the employees of its subsidiaries it recognises an increase in the cost of investment in its subsidiaries equivalent to the equity-settled share-based payment charge recognised in its subsidiary’s financial statements with the corresponding credit being recognised directly in equity.

Accounting for employee share trust

Transactions of the company-sponsored ESOP trust are treated as being those of the Company and are therefore reflected in the parent company and consolidated financial statements. In particular, the trust’s purchases of shares in the Company are debited directly to equity.

2      Segment information

Turnover can be analysed by product as follows.

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
Booking revenue	5,048,580	4,687,191
Restaurant advertising	1,546,407	1,369,748
Brand advertising	539,721	482,276
Telephone revenue share	5,848	32,290
Other	24,061	59,376

	7,164,617	6,630,881

3      Notes to the profit and loss account

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
Loss on ordinary activities before taxation is stated after charging:

Depreciation of website costs	396,681	209,696
Depreciation of fixtures, fittings and equipment	116,287	137,443
Equipment rental payable under operating lease	8,209	9,696
Amortisation of goodwill	1,127,758	1,157,758
Rent payable under operating leases	98,335	85,000

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

4      Other interest receivable and similar income

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£

Bank interest receivable	5	1,321

5      Other interest payable

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£

Bank interest payable	183,834	185,239
Shareholder loan interest payable	28,915	—
Other	22,500	—

	235,249	185,239

6      Taxation

Analysis of charge in period

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
UK corporation tax

Current tax on income for the period	(242,950)	(325,681)
Adjustments in respect of prior periods	7,749	(1,200)

Total current tax	(235,201)	(326,881)

Deferred tax
Adjustment to the estimated recoverable amount of deferred tax assets arising in previous period	1,826	1,655
Origination/reversal of timing differences	22,622	17,734

Total deferred tax	24,448	19,388

Tax on loss on ordinary activities	(210,753)	(307,493)

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

6      Taxation (continued)

Factors affecting the tax charge for the current period

The current tax charge for the period is higher (2009: higher) than the standard rate of corporation tax in the UK (28%, 2009: 28%). The differences are explained below.

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
Current tax reconciliation
Loss on ordinary activities before tax	(500,927)	(216,198)

Current tax at 28% (2009: 28%)	140,260	60,535

Effects of:
Expenses not deductible for tax purposes (including goodwill amortisation)	(360,781)	(368,809)
Depreciation in excess of capital allowances	(1,740)	(13,394)
Short term timing differences	(20,882)	(4,340)
Small companies relief	193	327
Adjustments in respect of prior year	7,749	(1,200)

Total current tax charge (see above)	(235,201)	(326,881)

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

7      Intangible fixed assets

Goodwill
£
Cost
At 1 July 2009 and 30 June 2010	11,277,577

Amortisation
At 1 July 2009	(1,909,596)
Charge for the year	(1,127,758)

At 30 June 2010	(3,037,354)

Net book value
At 30th June 2010	8,240,223

At 30th June 2009	9,367,981

8      Tangible fixed assets

		Fixtures, fittings,
	Website	tools & equipment	Total
	£	£	£
Cost
At 1 July 2009	920,726	380,170	1,300,896
Additions	570,392	247,115	817,507
Disposals	—	(79,044)	(79,044)

At 30 June 2010	1,491,118	248,241	2,039,359

Depreciation
At 1 July 2009	325,890	205,629	531,519
Charge for year	396,681	116,287	512,968
Disposals	—	(49,507)	(49,507)

At 30 June 2010	722,571	272,409	994,980

Net book value
At 30th June 2010	768,547	275,832	1,044,379

At 30th June 2009	594,836	174,541	769,377

During the year, fixture and fittings with a net book value of £29,537 were disposed of for £nil proceeds following the Company’s move to new premises at 15 Worship Street.

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

9      Debtors

	2010	2009
	£	£

Trade debtors	1,509,705	1,383,347
Deferred tax asset	101,686	77,238
Prepayments & other debtors	140,314	69,901

	1,751,705	1,530,486

The movement in the deferred tax asset in the year is as follows:

Group	£

At beginning of year	77,238
Credit to the profit and loss for the year	22,622
Adjustment in respect of prior year	1,826

At end of year	101,686

The elements of deferred taxation are as follows:

	2010	2009
	£	£

Difference between accumulated depreciation and amortisation and capital allowances	43,272	45,179
Short term timing differences	58,414	32,059

Deferred tax asset	101,686	77,238

These deferred tax assets have been recognised as it is considered probable that there will be future taxable profits against which the Group can utilise the benefits of them.

10   Creditors: amounts falling due within one year

	2010	2009
	£	£

Bank loan (note 11)	2,228,333	1,000,000
Trade creditors	417,469	225,263
Amounts owed to group undertakings	—	—
Other taxation and social security	291,096	228,026
Corporation tax payable	242,950	326,881
Accruals and deferred income	481,535	374,436
Deferred consideration for shares of subsidiary	—	1,000,000

	3,661,383	3,154,606

Toptable Holdings Limited

Consolidated financial statements
Year ended 30 June 2010

Notes (continued)

11   Creditors: amounts falling due after more than one year

	2010	2009
	£	£

Bank loan	—	2,178,683
Shareholders Loans	800,000	—

	800,000	2,178,683

On the 4th November 2008, the Company entered in to a loan facility for £3,250,000 with Barclays Bank Plc. The first repayments, both for £500,000, were made on 8th November 2009 and 8th May 2010.

The repayment schedule for the remainder of the loan is; 8th November 2010 - £750,000; 8th May 2011 - £750,000; 8th November 2011 - £750,000. The bank’s margin in respect of the facility was 3% above LIBOR.

The facility is guaranteed by a charge over the Company’s shareholding in toptable.co.uk Ltd and a cross guarantee from toptable.co.uk in respect of the Company’s obligations under the facility and a debenture from toptable.co.uk Ltd in support of this guarantee.

Bank loans are shown net of issue costs of £21,667 (2009: £71,317). These are being released over the term of the bank loan, being 3 years.

On 22 September 2009 the Company entered in to a loan agreement for £500,000 with certain of the Company’s shareholders. On 4 March 2010 the Company entered in to a further loan agreement for £300,000 with another of the Company’s shareholders. The term of these loans is 2 years with a fixed interest rate of 6%pa.

The Group also has a £250,000 overdraft facility with Barclays Bank Plc for working capital purposes. On the 4 November 2010, a written commitment was received from the bank renewing this facility. Interest charged will be 3% p.a above the Bank of England’s base rate and it is secured by a cross guarantee and debenture by and between Toptable Holdings Limited and toptable.co.uk Limited.

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

12   Employee share schemes

Share based payments

The Company runs an EMI option scheme for employees of its subsidiary, Toptable.co.uk Ltd. A period of two years is required to pass from date of grant before the employee is able to exercise the option. On leaving the subsidiary of the Company, all options lapse.

The terms and conditions of grants are as follows:

Grant date/ Employees entitled/ nature of scheme	Number of options granted	Vesting conditions	Contractual life of options

Equity-settled award to employees of toptable.co.uk granted on 19th July 2005	381,310	Vest over 2 year 9 months	19 July 2015
Equity-settled award to employees of toptable.co.uk granted on 14th March 2006	37,845	Vest over 2 year 9 months	14 March 2016
Equity-settled award to employees of toptable.co.uk granted on 2nd October 2006	71,486	Vest over 2 year 9 months	2 October 2016
Equity-settled award to employees of toptable.co.uk granted on 25th April 2007	14,718	Vest over 2 year 9 months	25 April 2017
Equity-settled award to employees of toptable.co.uk granted on 13th December 2007	136,009	Vest over 2 year 9 months	13 December 2017
Equity-settled award to employees of toptable.co.uk granted on 21st May 2008	101,926	Vest over 2 year 9 months	21 May 2018
Equity-settled award to employees of toptable.co.uk granted on 19th November 2008	8,750	Vest over 2 year 9 months	19 November 2018
Equity-settled award to employees of toptable.co.uk granted on 16th September 2009	55,125	Vest over 2 year 9 months	16 September 2019
Equity-settled award to employees of toptable.co.uk granted on 22nd February 2010	12,000	Vest over 2 year 9 months	22 February 2020
Equity-settled award to employees of toptable.co.uk granted on 24th June 2010	15,000	Vest over 2 year 9 months	24 June 2020

The shares over which the options are granted are held by the company sponsored ESOP trust until they have unconditionally vested and are exercised by the employee.

The number and weighted average exercise prices of share options are as follows:

	2010		2009
	Weighted average	Number of	Weighted average	Number of
	exercise price	options	exercise price	options
	£

Outstanding at the beginning of the year	0.4778541	612,251	0.5075916	728,474
Granted during the year	1.4480769	82,125	1.3075300	8,750
Exercised during the year	—	—	0.4054462	(50,771)
Lapsed during the year	0.6151035	(15,612)	0.9171806	(74,202)

Outstanding at the end of the year	0.5837051	678,764	0.4778541	612,251

Exercisable at the end of the year	0.4351651	568,542	0.2548678	428,520

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

12   Employee share schemes (continued)

The options outstanding at the year end have an exercise price in the range of £0.233053 to £1.507830 and a weighted average contractual life of 6 years.

Grants during the year

				Year ended
	Year ended 30 June 2010			30 June 2009
	16/09/09	22/02/10	24/06/10	21/05/08

Fair value at measurement date	£1.41881	£1. 50783	£1.50783	£1.30753
Weighted average share price	£1.41881	£1.50783	£1.50783	£1.30753
Exercise price	£1.41881	£1.50783	£1.50783	£1.30753
Expected volatility (as used in the modelling under the black-scholes model)	83%	83%	83%	83%
Option life (expressed as weighted average life used in the modelling under binomial lattice model)	2.5 years	2 years	1.5 years	3 years
Expected dividends	£ nil	£ nil	£ nil	£ nil
Risk-free interest rate (based on national government bonds)	3%	3%	3%	5%

The expected volatility is calculated based on the weighted average remaining life of the share options.

The total expenses recognised for the year arising from share based payments are as follows:

	2010	2009
	£	£

Equity settled share based payments	44,114	77,788

13   Called up share capital

	2010	2009
	£	£

Allotted, called up and fully paid
8,986,418 Ordinary shares of £1 each	8,986,418	8,986,418
733,978 Own shares held of £1 each	(733,978)	(733,978)

	8,252,440	8,252,440

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

14   Reconciliation of movement in shareholders’ funds

	Share capital	Own shares reserve	Profit and loss account
	£	£	£

At 1 July 2009	8,986,418	(733,978)	(1,091,690)
Loss for the period	—	—	(711,680)
Share based payments expense	—	—	44,114

At 30 June 2010	8,986,418	(733,978)	(1,759,256)

At 1 July 2008	8,986,418	(733,978)	(645,787)
Loss for the period	—	—	(523,691)
Share based payments expense	—	—	77,788

At 30 June 2009	8,986,418	(733,978)	(1,091,690)

There were no employees (2009: 4 employees) who exercised their options during the year and had their shares issued from the ESOP trust however these were subsequently repurchased by the trust, hence a nil net effect on the investment in own shares reserve.

15   Reconciliation of operating loss to operating cash flows

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
Operating loss	(236,146)	(32,280)
Depreciation and amortisation	1,640,726	1,504,897
Share based payment charge	44,114	77,788
(Increase) / decrease in debtors	(221,219)	125,732
Increase / (decrease) in creditors	398,098	(14,354)

Net cash inflow from operating activities	1,625,573	1,661,767

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

16   Analysis of cash flows

	Year ended 30 June 2010	Year ended 30 June 2009
	£	£
Returns on investment and servicing of finance
Interest received	5	1,321
Interest paid	(198,074)	(238,408)

	(198,069)	(237,087)

Capital expenditure and financial investment
Purchase of tangible fixed assets	(817,507)	(634,173)

Acquisitions and disposals
Purchase of subsidiary undertaking (net of cash acquired)	(1,000,000)	(1,423,000)

Financing
Repayment of bank loan	(1,000,000)	—
Shareholders’ loan received	800,000	—
New secured loan	—	1,212,083

	(200,000)	1,212,083

17   Analysis of net debt

	At 1 July 2009	Cash flow	Non-cash movements		At 30 June 2010
	£	£	£		£

Cash at bank and in hand	826,195	(907,935)	—		(81,740)
Debt due within one year	(2,000,000)	2,000,000	(2,228,333	)-	(2,228,333)
Debt due after one year	(2,178,683)	(800,000)	2,178,683		(800,000)

Total	(3,352,488)	292,065	(49,650)		(3,110,073)

	At 1 July 2008	Cash flow	Non-cash movements	At 30 June 2009
	£	£	£	£

Cash at bank and in hand	356,640	469,555	—	826,195
Debt due within one year	(2,923,000)	923,000	—	(2,000,000)
Debt due after one year	(1,426,520)	(752,163)	—	(2,178,683)

Total	(3,992,880)	640,392	—	(3,352,488)

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

18   Commitments

Annual commitments under non-cancellable operating leases are as follows:

	2010	2009
Land and buildings	£	£

Operating leases which expire:
Within one year	—	—
Between two and five years	106,720	85,000

	106,720	85,000

	2010	2009
Office equipment	£	£

Operating leases which expire:
Within one year	—	6,561
Between two and five years	4,848	—

	4,848	6,561

19   Related party disclosures

Kjartan Rist, a director of the company and director of Korrall Venture Partnership LLP charged £12,000 (2009: £12,000) to Toptable.co.uk, a 100% owned subsidiary of the company for consultancy services provided during the period. There was no outstanding balance at the year end. Matthew Witt, a director of the company charged £5,000 (2009: £8,600) to Toptable.co.uk for consultancy services during the period. There was an outstanding balance of £1,400 at year end.

On 22 September 2009, the Company entered into a loan agreement for £500,000 with certain of the Company’s shareholders. On 4 March 2010, the Company entered into a further loan agreement for £300,000 with another of the Company’s shareholders. The term of these loans agreed is 2 years with a fixed interest rate of 6% pa.

20     Subsequent Events

On 15 September 2010, OpenTable, Inc., a company registered in the United States that operates a restaurant reservation site in the United States, announced that they had agreed to acquire all of the issued and outstanding share capital of the Company, for approximately $55.0 million in cash. The transaction closed on 1 October 2010 and OpenTable, Inc. is the Company’s ultimate parent undertaking from that date.

Following completion, the bank loan and shareholders’ loans outstanding were both repaid in full.

Toptable Holdings Limited

Consolidated financial statements

Year ended 30 June 2010

Notes (continued)

21    Differences between United Kingdom and United States generally accepted accounting principles

The Group prepares its financial statements in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which differ in certain respects from those principles that the Group would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The major differences between UK and US GAAP, which affect the consolidated financial statements, are described below, and their effect on the financial statements is summarised as follows:

Consolidated Statements of Loss and Deficit and Balance Sheets

	Years ended June 30,
	2010	2009
	£	£
Net Loss in accordance under UK GAAP	(711,680)	(523,691)
Goodwill amortisation (a)	1,127,758	1,157,758
Net Income in accordance under US GAAP	416,078	634,067
Comprehensive income (loss)	—	—
Comprehensive income under US GAAP	416,078	634,067

	Years ended June 30,
	2010	2009
Shareholders’ equity under UK GAAP	6,493,184	7,160,750
Goodwill amortisation (a)	1,127,758	1,157,758
Cumulative effect of goodwill amortisation	1,909,596	751,838
Reversing initial recognition of goodwill (b)	(5,864,340)	(5,864,340)
Shareholders’ equity under US GAAP	3,666,198	3,206,006

(a) £11,277,577 of goodwill, representing excess of the fair value of the consideration given over the fair value of the separable net asset acquired, was recognized in the consolidated financial statements for the acquisition of the entire issued share capital of the Company’s subsidiary, Toptable.co.uk Limited, in 2008. In accordance with UK GAAP requirements, this goodwill is being amortised over a period of ten years which is the period over which the directors believe the benefit will be received.

Under US GAAP and more specifically, Topic 350 — Intangibles — Goodwill and Other (SFAS No. 142, Goodwill), this goodwill should not be amortised, but should be tested, at least annually, for impairment at the reporting unit level. As a result of the variance in UK and US GAAP, a reconciling difference has been shown in the Consolidated statements of loss and deficit and balance sheets for the fiscal year’s 2010 and 2009, respectively.

(b) In addition, the US GAAP rules applicable at the time of the transaction result in the recognition of goodwill for a 48% transfer in ownership in toptable.co.uk only. The remaining 52% of the shares had been issued in a share exchange to existing shareholders, and no goodwill is recognized from this transaction under US GAAP. The transaction had resulted in a US GAAP goodwill of £5,413,237 only, which will be tested annually for impairment in accordance with Topic 350 – Intangibles – Goodwill and Other. Since no step-up for the 52% had been recorded under US GAAP, the corresponding increase in equity recorded under UK GAAP of £5,864,340 needs to be reversed under US GAAP.

Statement of Cash Flows

There are no material differences between cash or funds flows reported in the primary financial statements and cash flows under UK GAAP that would be reported in a statement of cash flows prepared in accordance with accounting principles generally accepted in the United States.